SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported):
November 6, 2025
BREAD FINANCIAL HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-15749	31-1429215
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3095 LOYALTY CIRCLE
COLUMBUS, Ohio 43219
(Address and Zip Code of Principal Executive Offices)
(614) 729-4000
(Registrant’s Telephone Number, including Area Code)
NOT APPLICABLE
(Former name or former address, if changed since last report)☐
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BFH	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    [  ]

Item 1.01 Entry into a Material Definitive Agreement.

Indenture and Notes

On November 6, 2025, Bread Financial Holdings, Inc. (the “Company”) closed its previously announced offering of $500 million principal amount of 6.750% Senior Notes due 2031 (the “Notes”). The Notes were issued pursuant to an indenture (the “Indenture”) dated as of November 6, 2025 among the Company, certain of the Company’s domestic subsidiaries as guarantors and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”).

The Notes are the Company’s senior, unsecured obligations and are (i) equal in right of payment to the rights of creditors under the Company’s other existing and future senior unsecured indebtedness (including indebtedness under the credit agreement, dated as of June 7, 2023, as amended on October 18, 2024, with certain of its subsidiaries, as guarantors, JPMorgan Chase Bank, N.A, as administrative agent, and other financial institutions as lenders (the “Credit Agreement”); (ii) senior in right of payment to the rights of creditors under the Company’s existing and future indebtedness expressly subordinated to the Notes (including the 8.375% Subordinated Notes due 2035); (iii) effectively subordinated to any future secured indebtedness, to the extent of the value of the assets securing that indebtedness; and (iv) structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, but excluding intercompany obligations and liabilities of a type not required to be reflected on a balance sheet in accordance with generally accepted accounting principles in the United States (“GAAP”), and (to the extent the Company is not a holder thereof) preferred equity, if any, of the Company’s non-guarantor subsidiaries, including the Company’s Banks (as defined below).

On the issue date, the Notes were guaranteed by each of the Company’s domestic subsidiaries that guarantees the Company’s obligations under the Credit Agreement. If, after the issue date, any domestic subsidiary guarantees, or is issuer, co-issuer or co-obligor (as applicable) of, “Non-Funding Debt” (as defined in the Indenture), then the Company will cause such subsidiary to become a subsidiary guarantor of the Notes.

The Notes will accrue interest at a rate of 6.750% per annum, payable semiannually in arrears on May 15 and November 15 of each year, beginning on May 15, 2026. The Notes will mature on May 15, 2031, unless earlier repurchased or redeemed.

The Company may redeem the Notes, in whole or in part, at any time on or after May 15, 2028 at the Redemption Prices (as defined in the Indenture) specified in the Indenture, plus accrued and unpaid interest, if any, to, but not including, the Redemption Date (as defined in the Indenture). Prior to such date, the Company may redeem the Notes, in whole or in part, at any time at a Redemption Price of 100% of the principal amount, plus accrued and unpaid interest, if any, to, but not including, the Redemption Date, plus a “make-whole” premium. The Company may redeem up to 40% of the Notes before May 15, 2028 with an amount equal to the net cash proceeds from certain Qualified Equity Offerings (as defined in the Indenture).

Upon the occurrence of a Change of Control Triggering Event (as defined in the Indenture), unless the Company has exercised its right to redeem all of the Notes, as described above, holders of the Notes may require the Company to repurchase such holder’s Notes, in whole or in part, at a purchase price equal to 101% of the principal amount of such Notes plus accrued and unpaid interest to, but excluding, the purchase date applicable to such Notes.

If an “Event of Default” (as defined in the Indenture) (other than specified events of bankruptcy, insolvency or reorganization of the Company (and not solely with respect to a “Significant Subsidiary”

of the Company or any group of “Guarantors” that, taken together, would constitute a “Significant Subsidiary” (each such term as defined in the Indenture))) occurs and is continuing, the trustee or the holders of at least 30% in aggregate principal amount of the outstanding Notes may declare the principal and accrued and unpaid interest on all the outstanding Notes to be immediately due and payable. If an event of default relating to specified events of bankruptcy, insolvency or reorganization involving the Company (and not solely with respect to a Significant Subsidiary or any group of Guarantors that, taken together, would constitute a Significant Subsidiary) occurs, the principal and accrued and unpaid interest on all the outstanding Notes will automatically become immediately due and payable without further action or notice by any person.

The Indenture contains covenants that limit the ability of the Company and any of its Restricted Subsidiaries (as defined in the Indenture), to, among other things:

•incur or guarantee additional indebtedness;

•make certain investments and other restricted payments;

•create liens;

•enter into transactions with affiliates;

•engage in mergers, consolidations or amalgamations; and

•transfer and sell assets.

The above descriptions of the Indenture and the Notes are summaries and are not complete, and are qualified in their entirety by reference to the full and complete text of the Indenture and the Form of Note, a copy each of which is attached as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above is incorporated by reference into this Item 2.03.

Forward Looking Statements

Certain statements in this Current Report on Form 8-K may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements give the Company’s expectations or forecasts of future events and can generally be identified by the use of words such as “believe,” “expect,” “anticipate,” “estimate,” “intend,” “project,” “plan,” “likely,” “may,” “should” or other words or phrases of similar import. Similarly, statements that describe its business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements the Company makes regarding, and the guidance it gives with respect to, the Company’s anticipated operating or financial results, future financial performance and outlook, future dividend declarations and future economic conditions.

The Company believes that its expectations are based on reasonable assumptions. Forward-looking statements, however, are subject to a number of risks and uncertainties that are difficult to predict and, in many cases, beyond its control. Accordingly, actual results could differ materially from the projections, anticipated results or other expectations expressed in this release, and no assurances can be given that the Company’s expectations will prove to have been correct. Factors that could cause the outcomes to differ materially include, but are not limited to, the following: macroeconomic conditions, including market conditions, inflation, interest rates, labor market conditions, recessionary pressures or concerns over a prolonged economic slowdown, and the related impact on consumer spending behavior, payments, debt levels, savings rates and other behaviors; global political and public health events and conditions, including significant shifts in trade policy, such as changes to, or the imposition of, tariffs and/or trade barriers and any economic impacts, volatility, uncertainty and geopolitical instability resulting therefrom, as well as ongoing wars and military conflicts, and natural disasters; future credit performance of the Company’s customers, including the level of future delinquency and charge-off rates; loss of, or reduction in demand for services from, significant brand partners or customers in the highly competitive markets in which the Company operates, including competition from new and non-traditional competitors, such as financial technology companies, and with respect to new products, services and technologies, such as the emergence or increase in popularity of agentic commerce, digital payment platforms and currencies and other alternative payment and deposit solutions; the concentration of the Company’s business in U.S. consumer credit; increases or volatility in the Allowance for credit losses that may result from the application of the current expected credit loss (CECL) model; inaccuracies in the models and estimates on which the Company rely, including the amount of the Company’s Allowance for credit losses and its credit risk management models; increases in fraudulent activity; failure to identify, complete or successfully integrate or disaggregate business acquisitions, divestitures and other strategic initiatives, including, with respect to divested businesses, any associated guarantees, indemnities or other liabilities; the extent to which the Company’s results are dependent upon brand partners, including brand partners’ financial performance and reputation, as well as the effective promotion and support of the Company’s products by brand partners; increases in the cost of doing business, including market interest rates; the Company’s level of indebtedness and inability to access financial or capital markets, including asset-backed securitization funding or deposits markets; restrictions that limit the ability of the Company’s subsidiary banks, Comenity Bank and Comenity Capital Bank (the “Banks”), to pay dividends to it; pending and future litigation; pending and future federal, state, local and foreign legislation, regulation, supervisory guidance and regulatory and legal actions including, but not limited to, those related to financial regulatory reform and consumer financial services practices, as well as any such actions with respect to late fees, interchange fees or other charges; increases in regulatory capital requirements or other support for the Banks; impacts arising from or relating to the transition of the Company’s credit card processing services to third party service providers that it completed in 2022; failures or breaches in operational or security systems, including as a result of cyberattacks, unanticipated impacts from technology modernization projects, failure of information security controls or otherwise; loss of consumer information or other data due to compromised physical or cyber security, including disruptive attacks from financially motivated bad actors and third party supply chain issues; any tax or other liability, or adverse impacts arising out of or related to the spinoff of the Company’s former LoyaltyOne segment or the bankruptcy filings of Loyalty Ventures Inc. (LVI) and certain of its subsidiaries, and subsequent litigation or other disputes. The foregoing factors, along with other risks and uncertainties that could cause actual results to differ materially from those expressed or implied in forward-looking statements, are described in greater detail under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the most recently ended fiscal year, which may be updated in Item 1A of, or elsewhere in, the Company’s Quarterly Reports on Form 10-Q filed for periods subsequent to such Form 10-K. The Company’s forward-looking statements speak only as of the date made, and it undertakes no obligation, other than as required by applicable law, to update or revise any forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.

Any forward-looking statements contained in this report speak only as of the date made, and the Company undertakes no obligation, other than as required by applicable law, to update or revise any forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Document Description

4.1	Indenture, dated as of November 6, 2025, among Bread Financial Holdings, Inc., the subsidiary guarantors party thereto and U.S. Bank Trust Company, National Association.

4.2	Form of 6.750% Senior Note due 2031 (included in Exhibit 4.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bread Financial Holdings, Inc.

Date: November 6, 2025	By:	/s/ Joseph L. Motes III
Joseph L. Motes III Executive Vice President, Chief Administrative Officer, General Counsel and Secretary